Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-239715) and Form S-8 (No. 333-231985 and No. 333-237291) of Tufin Software Technologies Ltd. of our report dated March 2, 2021 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 8, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

   Kesselman & Kesselman, Pwc Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,
   P.O Box 7187 Tel-Aviv 6107120 Telephone: +972-3-7954555, Fax: +972-3-7954556, www.pwc.com/il